Exhibit 4.3

SUPPLEMENTAL INDENTURE

dated as of April 4, 2025

among

SOMNIGROUP INTERNATIONAL INC.
(F/K/A TEMPUR SEALY INTERNATIONAL, INC.),

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

4.000% Senior Notes due 2029

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of April 4, 2025, among SOMNIGROUP INTERNATIONAL INC. (F/K/A TEMPUR SEALY INTERNATIONAL, INC.), a Delaware corporation (the “Company”), Mattress Firm Group LLC (f/k/a Lima Deal Corporation LLC), a Delaware limited liability company, Mattress Firm Holding Corp., a Delaware corporation, The Sleep Train, LLC, a California limited liability company, ST San Diego, LLC, a California limited liability company, Mattress Holdco, Inc., a Delaware corporation, Mattress Holding Corp., a Delaware corporation, Mattress Firm, Inc., a Delaware corporation, Sleep Country USA, LLC, a Delaware limited liability company, American Internet Sales LLC, a Delaware limited liability company, HMK Mattress Holdings LLC, a Delaware limited liability company, HMK Intermediate Holdings LLC, a Delaware limited liability company, Sleepy’s, LLC, a Delaware limited liability company, SINT, LLC, a Delaware limited liability company, Mattress Discounters Operations LLC, a Delaware limited liability company, Mattress Discounters IP LLC, a Delaware limited liability company, Dial Operations, LLC, a New York limited liability company, Acker Realty Holdings LLC, a New York limited liability company, 1800MATTRESS.COM IP, LLC, a New York limited liability company, South Oyster Bay Realty, LLC, a New York limited liability company, Custom Fundraising Solutions, LLC, an Ohio limited liability company, The Mattress Venture, LLC, a Texas limited liability company (each an “Undersigned”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of March 25, 2021 (the “Indenture”), relating to the Company’s 4.000% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Company has changed its name from Tempur Sealy International, Inc. to Somnigroup International Inc., effective as of February 18, 2025, by filing with the Secretary of State of the State of Delaware the Third Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (as filed with the Delaware Secretary of State on December 22, 2003 and as amended by the Certificate of Amendment filed with the Delaware Secretary of State on May 22, 2013 and by the Second Certificate of Amendment filed with the Delaware Secretary of State on May 7, 2021);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary that guarantees or becomes an obligor under the Company’s Credit Agreement following the Issue Date to provide Note Guaranties.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.
Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6. Effective as the date hereof, all instances of “Tempur Sealy International, Inc.” throughout the Indenture are replaced with “Somnigroup International Inc.”
Section 7. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture. The Company and Guarantors party hereto hereby authorize and direct the Trustee to execute and deliver this Supplemental Indenture.IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

SOMNIGROUP INTERNATIONAL INC. (F/K/A TEMPUR SEALY INTERNATIONAL, INC.), as Issuer
By:	/s/ James Schockett
Name: James Schockett
Title: Vice President and Treasurer

MATTRESS FIRM GROUP LLC,
as Guarantor

By: /s/ James M. Schockett___________
       Name: James M. Schockett
Title: Vice President, Treasurer and
Assistant Secretary
MATTRESS FIRM HOLDING CORP.
ST SAN DIEGO, LLC
MATTRESS HOLDCO, INC.
MATTRESS HOLDING CORP.
SLEEP COUNTRY USA, LLC
AMERICAN INTERNET SALES LLC
HMK MATTRESS HOLDINGS LLC
HMK INTERMEDIATE HOLDINGS LLC
SINT, LLC
MATTRESS DISCOUNTERS OPERATIONS LLC
MATTRESS DISCOUNTERS IP LLC
DIAL OPERATIONS, LLC
ACKER REALTY HOLDINGS LLC
1800MATTRESS.COM IP, LLC
SOUTH OYSTER BAY REALTY, LLC
CUSTOM FUNDRAISING SOLUTIONS, LLC
THE MATTRESS VENTURE, LLC,
as Guarantors
By: /s/ James M. Schockett__________
       Name: James M. Schockett
       Title: Vice President and Treasurer

MATTRESS FIRM, INC.
THE SLEEP TRAIN, LLC
SLEEPY’S, LLC
as Guarantors

By: /s/ James M. Schockett__________
       Name: James M. Schockett
       Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Michael C. Jenkins
Name: Michael C. Jenkins
Title: Vice President